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                                  EXHIBIT 10.13

                            DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is made as of the 14th day of April, 2000.

BETWEEN:

              DELTA CAPITAL TECHNOLOGIES INC., a Delaware company having an office at Suite 255 - 999 - 8th Street South West, Calgary, Alberta, T2R 1J5

              (the "Company")

                                                               OF THE FIRST PART

AND:

              BONANZA MGMT LTD., a British Columbia company, with an address of PO Box 48792 Bentall, Vancouver, British Columbia V2X 1A6

              (the "Creditor")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount of US$410,261.64 (the "Debt");

B.     The Company has agreed to issued to the Creditor 136,754
       (US$410,261.64/US$3.00 per share) common shares (the "Shares") in total satisfaction of the Debt; and

C. The Creditor has agreed to accept the Shares from the Company in total satisfaction of the Debt.

       THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.00   Debt Settlement

1.01 The Company will pay and satisfy the Debt by issuing the Shares to the Creditor at a deemed price of US$3.00 per share for an aggregate amount equal to the Debt payable on April 18, 2000.

1.02 The Creditor acknowledges and agrees that all outstanding accounts have been rendered by the Creditor to the Company to the date of this Agreement and upon issuance of the Shares to the Creditor there will be no outstanding liability of the Company to the Creditor.

2.00   Headings

2.01 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.


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3.00   Governing Law

3.01 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Delaware and all disputes arising under this Agreement shall be referred to, and the parties attorn to the jurisdiction of, the courts of appropriate jurisdiction in the State of Delaware.

4.00   Enurement

4.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.00   Carrying Out Agreement

5.01 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such other things as may be necessary to implement and carry out the intent of this Agreement.

6.00   Assignment

6.01 This Agreement shall not be assignable by the Creditor without the written consent of the Company.

7.00   Counterparts

7.01 This Agreement, or any amendment to it, may be executed in counterparts, each of which will be deemed an original agreement and all of which will together constitute one agreement.

8.00   Amendment

8.01 Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the parties.


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       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DELTA CAPITAL TECHNOLOGIES, INC.

Per:

            /s/ Michael E. Horsey
         ----------------------------------------
         Michael E. Horsey, Chairman of the Board

BONANZA MGMT LTD.

Per:

            /s/ Terry Butchart
         ----------------------------------------
         Terry Butchart, President





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